Exhibit (d)(5)

Execution Version

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated and effective as of March 21, 2022, is entered into by and among Harbor Holding Corp., a Delaware corporation (the “Parent”), Harbor Purchaser Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Purchaser”), and Houghton Mifflin Harcourt Company, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Parent, the Purchaser and the Company are parties to that certain Agreement and Plan of Merger, dated as of February 21, 2022 (the “Original Merger Agreement”, and as may be amended from time to time, including pursuant to this Amendment, the “Merger Agreement”), pursuant to which, among other things and on the terms and subject to the conditions set forth therein, the Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation of such merger as a wholly owned Subsidiary of the Parent; and

WHEREAS, pursuant to and in accordance with Section 8.4 of the Original Merger Agreement, the Parent, the Purchaser and the Company desire to amend the Original Merger Agreement pursuant to this Amendment, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, the Purchaser and the Company, intending to be legally bound, hereby agree as follows:

1.    Amendment to the Original Merger Agreement. The proviso set forth at the end of Section 1.1(b)(ii) of the Original Merger Agreement is hereby amended and restated to read as follows:

“; provided, that, if all of the Offer Conditions other than the Inside Date Condition (and other than those conditions that by their nature are to be satisfied at the Acceptance Time) have been satisfied or waived (to the extent waivable in accordance with the terms hereof) at any then-scheduled expiration date of the Offer, the Purchaser shall (and the Parent shall cause the Purchaser to) extend the Offer until one minute after 11:59 p.m., Eastern time, on the day that is the last Business Day prior to the Inside Date.”

2.    Full Force and Effect. Each of the parties hereto confirms that this Amendment is intended to be a part of, and will serve as a valid, written amendment to, the Original Merger Agreement. Except as otherwise set forth in this Amendment, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Merger Agreement, which are hereby ratified and affirmed in all respects and shall continue in full force and effect, and this Amendment will not operate as an extension or waiver by the parties to the Original Merger Agreement of any other condition, covenant, obligation, right, power or privilege under the Original Merger Agreement.

3.    Miscellaneous Provisions. The following provisions of the Merger Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis (except that references therein to the Merger Agreement shall be deemed to be references to this Agreement, unless context clearly dictates otherwise): Section 10.2 (Notices), Section 10.3 (Entire Agreement), Section 10.4 (Third Party Beneficiaries), Section 10.5 (Assignment), Section 10.6 (Severability), Section 10.7 (Counterparts and Signature), Section 10.8 (Interpretation), Section 10.9 (Governing Law), Section 10.10 (Remedies), Section 10.11 (Submission to Jurisdiction), Section 10.12 (WAIVER OF JURY TRIAL), Section 10.14 (Parent Guarantee) and Section 10.15 (Non-Recourse).

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the date first above written.

HARBOR HOLDING CORP.

By:	/s/ Ramzi Musallam
	Name:	Ramzi Musallam
	Title:	President

HARBOR PURCHASER INC.

By:	/s/ Ramzi Musallam
	Name:	Ramzi Musallam
	Title:	President

[SIGNATURE PAGE TO AMENDMENT NO.1 TO AGREEMENT AND PLAN OF MERGER]

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ John J. Lynch, Jr.
	Name:	John J. Lynch, Jr.
	Title:	CEO & President

[SIGNATURE PAGE TO AMENDMENT NO.1 TO AGREEMENT AND PLAN OF MERGER]